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                                                              EXHIBIT 23.1


                         [Ernst & Young LLP Letterhead]





                         Consent of Independent Auditors

We consent to the use of our report dated February 6, 1998, with respect to the consolidated financial statements of Sygnet Wireless, Inc. included in the Current Report on Form 8-K/A dated January 15, 1999 of Dobson
Communications Corporation for the acquisition of the common stock of Sygnet Wireless, Inc. by Dobson Communications Corporation.


/s/ Ernst & Young LLP

Ernst & Young LLP



Cleveland, Ohio
January 13, 1999